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                     SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C. 20549


                                  FORM 8-K


                               CURRENT REPORT


                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported) June 30, 1997



                          Ticketmaster Group, Inc.
           (Exact name of registrant as specified in its charter)





             Illinois              0-21631              36-3597489
         (State or other         (Commission           (IRS Employer
         jurisdiction of         File Number)       Identification No.)
         incorporation)


         8800 Sunset Boulevard, West Hollywood, CA    90069
         (Address of principal executive offices)   (Zip Code)




      Registrant's telephone number, including area code (310)360-6000



                                     N/A
        ------------------------------------------------------------
        (Former name or former address, if changed since last report)




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ITEM 5. OTHER EVENTS.
        -------------

     Pursuant to a Mutual Release and Settlement Agreement, effective as of June 30, 1997, among Ticketmaster Group, Inc. (the "Registrant"), Ticketmaster Corporation of Washington, a Washington corporation and an indirect wholly-owned subsidiary of the Registrant ("TMW"), and HBI Financial, Inc., a Washington corporation ("HBI"), the parties agreed to settle and dismiss the litigation entitled Ticketmaster Corporation of Washington v. HBI Financial, Inc. v. Ticketmaster Group, Inc. then pending in the Superior Court of the State of Washington for King County (Case No. 97-2-04887-7 SEA). As part of such settlement, HBI sold its 50% joint venture interest in Ticketmaster-Northwest, a Washington joint venture (the "Joint Venture"), to TM Washington Ticketing Inc., a Washington corporation and an indirect wholly-owned subsidiary of the Registrant ("TM Washington"), in consideration of the payment by TM Washington to HBI of $12,550,000. Accordingly, the Joint Venture, which operates an automated ticket selling business for sports and other entertainment events in the State of Washington using the "Ticketmaster" software system and marks, is now jointly owned by TMW and TM Washington.






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                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          TICKETMASTER GROUP, INC.





July 14, 1997                             By: /s/ Peter B. Knepper
                                             ---------------------------------
                                             Peter B. Knepper, Senior Vice
                                             President and Chief Financial
                                             Officer